EXHIBIT 99.1
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P R E S S   R E L E A S E
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      BKF CAPITAL GROUP ANNOUNCES RESIGNATION OF CHIEF INVESTMENT OFFICER
            AND THE FIRM'S EXIT FROM THE LONG-ONLY EQUITY BUSINESS
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NEW YORK--(BUSINESS  WIRE)--July 24, 2006--BKF Capital Group, Inc. (NYSE: BKF -
NEWS) today announced that Philip W. Friedman,  Senior Vice President and Chief
Investment   Officer,   has  resigned  from  BKF  to  join  another   financial
institution. BKF will exit the long-only equity business during the third calendar quarter of 2006.

At present,  the long-only  equity  portfolios  are primarily  composed of U.S.
large cap relative value assets valued at approximately $2 billion. The liquidation of these accounts will reduce the assets under management by BKF to zero.

BKF continues to hold significant cash and short term investments, as well as have the benefit of sizeable net operating losses to carry forward.

John C. Siciliano, Chairman and Chief Executive Officer, commented: "We are disappointed by this development, but we wish Phil and his colleagues the best in their new endeavors."

Regarding future business activity of the firm, Mr. Siciliano added, "We continue to explore strategic alternatives to deploy our balance sheet assets and are actively evaluating opportunities in the asset management sector. We intend to aggressively continue this process in the months ahead."

BKF  Capital  Group  operates   primarily  through  its  subsidiary  BKF  Asset
Management, Inc., a New York-based investment management firm.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Kekst and Company
Mark Semer or Jim Fingeroth, 212-521-4800